EXHIBIT 11



                                        INSPIRE INSURANCE SOLUTIONS, INC.
                                        COMPUTATION OF PER SHARE EARNINGS
                                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                         Three months ended             YTD
                                                            December 31,                    December 31,
                                                    -----------------------------  -------------------------------
                                                    -----------------------------  -------------------------------
                                                        2001           2000             2001            2000
                                                    ------------- ---------------  --------------- ---------------
                                                    ------------- ---------------  --------------- ---------------
BASIC
     Average shares outstanding                           19,012          19,138           18,885
                                                                                                           19,112
     Loss before cumulative effect of change in
     accounting
         Principle                                     $ (6,904)     $  (18,387)      $  (67,868)     $  (25,335)
     Cumulative effect on prior years of change in
     revenue
         recognition method, net of taxes                 $    -         $     -          $     -     $   (4,861)
                                                    ------------- ---------------  --------------- ---------------
                                                    ------------- ---------------  --------------- ---------------
     Net loss                                          $ (6,904)     $  (18,387)      $  (67,868)     $  (30,196)
                                                    ============= ===============  =============== ===============
                                                    ============= ===============  =============== ===============

     EARNINGS PER SHARE:
     Loss before cumulative effect of change in
     accounting
         Principle                                     $  (0.36)      $   (0.96)       $   (3.59)      $   (1.33)
     Cumulative effect on prior years of change in
     revenue
         recognition method, net of taxes                 $    -         $     -                       $   (0.25)
                                                    ------------- ---------------  --------------- ---------------
                                                    ------------- ---------------  --------------- ---------------
     Net loss                                          $  (0.36)      $   (0.96)       $   (3.59)      $   (1.58)
                                                    ============= ===============  =============== ===============
                                                    ============= ===============  =============== ===============

DILUTED
     Average shares outstanding                           19,012          19,138           18,885          19,112
     Net effect of dilutive stock options based on
     the
        treasury stock method using the average
     market price                                              -               -                -               -
                                                    ------------- ---------------  --------------- ---------------
                                                    ------------- ---------------  --------------- ---------------
     Total                                                19,012          19,138           18,885          19,112
                                                    ============= ===============  =============== ===============
                                                    ============= ===============  =============== ===============

     Loss before cumulative effect of change in
     accounting
         Principle                                     $ (6,904)     $  (18,387)      $  (67,868)     $  (25,335)
     Cumulative effect on prior years of change in
     revenue
         recognition method, net of taxes                 $    -         $     -                      $   (4,861)
                                                    ------------- ---------------  --------------- ---------------
                                                    ------------- ---------------  --------------- ---------------
     Net loss                                          $ (6,904)     $   (5,620)      $  (67,868)     $  (19,690)
                                                    ============= ===============  =============== ===============
                                                    ============= ===============  =============== ===============

     EARNINGS PER SHARE:
     Loss before cumulative effect of change in
     accounting
         Principle                                     $  (0.36)      $   (0.30)       $   (3.59)      $   (1.33)
     Cumulative effect on prior years of change in
     revenue
         recognition method, net of taxes                 $    -         $     -                       $   (0.25)
                                                    --------------------------------------------------------------
                                                    --------------------------------------------------------------
     Net loss                                          $  (0.36)      $   (0.30)       $   (3.59)      $   (1.58)
                                                    ============= ===============  =============== ===============
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